Exhibit 99.2
Viking Systems, Inc.
Form 8-K/A
File No. 000-49636

                              VIKING SYSTEMS, INC.
             AND VISTA MEDICAL VISUALIZATION TECHNOLOGY BUSINESS
               PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                   [Unaudited]

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Viking Systems, Inc. ("Viking") and the balance sheet of the Vista Medical Visualization Technology Business Segment ("the Segment") as of March 31, 2004, accounting for the transaction as a purchase of the Segment by Viking, and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of March 31, 2004.

The following unaudited proforma condensed combined statements of operations combine the results of operations of Viking and the results of operations of the Segment for the three months ended March 31, 2004 and the year ended December 31, 2003 as if the transaction had occurred January 1, 2003.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of Viking and the Segment. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the period indicated or the results of operations as they may be in the future.

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



                                     VIKING SYSTEMS, INC.
                     PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
                                        March 31, 2004

                                                   Vista Medical
                                         Viking     Visualization
                                        Systems,    Technology
                                           Inc.       Business     Adjustments       PRO FORMA
                                      ----------------------------------------------------------
ASSETS
    CURRENT ASSETS
      CASH & CASH EQUIVALENTS         $  361,975   $          -   $  (166,278) (1)   $ 195,697
      ACCOUNTS RECEIVABLE                      -        357,605                        357,605
      INVENTORIES                              -        878,578      (612,235) (2)     266,343
                                      ----------------------------------------------------------
      TOTAL CURRENT ASSETS               361,975      1,236,183      (778,513)         819,645

    PROPERTY & EQUIPMENT                   6,263              -       153,817  (4)     160,080

    OTHER ASSETS
      INTANGIBLE ASSETS ACQUIRED               -              -             -                -
                                      ----------------------------------------------------------

        TOTAL ASSETS                  $  368,238   $  1,236,183      (624,696)         979,725
                                      ==========================================================
LIABILITIES & EQUITY
    CURRENT LIABILITIES
      ACCOUNTS PAYABLE                    65,607        323,327                        388,934
      PAYABLE TO AFFILIATE                     -         63,387                         63,387
      PAYROLL LIABILITIES                      -        140,915                        140,915
      DEFERRED REVENUE                         -          9,250                          9,250
      OTHER ACCRUED LIABILITIES                -         13,528                         13,528
                                      ----------------------------------------------------------

      TOTAL CURRENT LIABILITIES           65,607        550,407                        616,014

      ROYALTIES PAYABLE                                                                      0
                                      ----------------------------------------------------------

        TOTAL LIABILITIES                 65,607        550,407                        616,014

STOCKHOLDERS EQUITY
      COMMON STOCK                         6,295              -         3,054  (3)       9,349
      PREFERRED STOCK                      5,000              -                          5,000
      ADDITIONAL PAID-IN CAPITAL         733,705     67,947,643        58,026  (3)     791,731
      ADDITIONAL PAID-IN CAPITAL                                  (67,947,643) (5)
      ACCUMULATED DEFICIT               (442,369)   (67,261,867)   67,261,867  (5)    (442,369)
                                      ----------------------------------------------------------

        TOTAL STOCKHOLDERS EQUITY        302,631        685,776      (624,696)         363,711
                                      ----------------------------------------------------------

        TOTAL LIABILITIES & EQUITY    $  368,238   $  1,236,183   $  (624,696)       $ 979,725
                                      ==========================================================

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



                                     VIKING SYSTEMS, INC.
                PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                                    YEAR ENDED 03/31/2004

                                                          Vista Medical
                                                          Visualization
                                              Viking       Technology
                                           Systems, Inc.    Business      Adjustments      PRO FORMA
                                           ----------------------------------------------------------
Sales                                      $          -   $   1,111,627                   $1,111,627
   Cost of sales                                      -         914,464                      914,464
   Research and development                           -         204,312                      204,312
   Sales and marketing                                -          63,818                       63,818
   Royalty expense                                    -               -      75,000 (6)       75,000
   General and administrative                   111,676         231,501                      343,177
                                           ----------------------------------------------------------
Total cost and expenses                         111,676       1,414,095                    1,600,771

                                           ----------------------------------------------------------
Loss from continuing operations                (111,676)       (302,468)                    (489,144)

Loss from discontinued operations                     -               -                            -
                                           ----------------------------------------------------------

Interest expense                                      -            (300)                        (300)
Other income                                          -                                            -
                                           ----------------------------------------------------------

Total other income (expense)                          -            (300)                        (300)
                                           ----------------------------------------------------------

Net loss applicable to common stockholders $   (111,676)  $    (302,768)                  $ (489,444)
                                           ==========================================================

Basic and diluted loss per share           $      (0.04)                                  $    (0.08)

Share used in computing basic and
   diluted loss per share                     3,061,000                   3,054,000 (7)    6,115,000

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


                                     VIKING SYSTEMS, INC.
                PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                                     YEAR ENDED 12/31/03

                                                         Vista Medical
                                                         Visualization
                                              Viking      Technology
                                           Systems, Inc.   Business      Adjustments      PRO FORMA
                                           ----------------------------------------------------------
Sales                                      $          -  $  6,220,091                    $ 6,220,091

     Cost of Sales                                    -     5,048,878                      5,048,878
     Research and development                         -       739,017                        739,017
     Sales and marketing                              -       330,612                        330,612
     Royalty expense                                  -             -       420,000 (6)      420,000
     General and administrative                       -     1,091,005                      1,091,005
                                           ----------------------------------------------------------
Total cost and expenses                               -     7,209,512                      7,629,512
                                           ----------------------------------------------------------
Loss from continuing operations                       -      (989,421)                    (1,409,421)

Loss from discontinued operations               (41,646)            -                        (41,646)
                                           ----------------------------------------------------------

Interest Expense                                                 (134)                          (134)
Other Income                                                    1,629                          1,629
                                           ----------------------------------------------------------

Total Other Income                                              1,495                          1,495
                                           ----------------------------------------------------------

Net loss applicable to common stockholders $    (41,646) $   (987,926)                   $(1,449,572)
                                           ==========================================================

Basic and diluted loss per share           $      (0.01)                                 $     (0.24)

Share used in computing basic and
   diluted loss per share                     3,061,000                   3,054,000 (7)    6,115,000

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



                              VIKING SYSTEMS, INC.
             AND VISTA MEDICAL VISUALIZATION TECHNOLOGY BUSINESS
     NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS


NOTE 1 - VIKING SYSTEMS, INC.

Viking Systems, Inc. ("Viking") is incorporated under the laws of the state of Nevada and was previously involved in the development of software applications, hardware sales and leasing, and training and support. As of December 31, 2002, Viking discontinued its current operations.

NOTE 2 - VISTA MEDICAL VISUALIZATION TECHNOLOGY BUSINESS

Vista Medical Technologies Visualization Business Segment ("the Segment"), based in Westborough, MA, was a segment of Vista Medical Technologies, Inc. ("Vista"). The Segment develops, manufactures, and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures. The Segment's technology products combine a head mounted display with video cameras to provide surgeons with critical visual information during complex minimally invasive procedures, and also incorporate the benefit of viewing complementary information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery. The Segment also manufactures compact, high resolution endoscopic cameras for original equipment manufacturer customers and strategic partners.

NOTE 3 - PROFORMA ADJUSTMENTS

On April 15, 2004, Vista Medical Technologies, Inc. ("Vista") sold all of the assets of the Segment to Viking Systems, Inc. ("Viking"). Pursuant to the terms of the Asset Purchase Agreement, Viking purchased all assets related to the Segment in exchange for a combination of cash, common stock and assumed liabilities. Specifically, at closing, Viking is required to pay Vista cash of the sum of $132,000 and the difference between accounts receivable and accounts payable of the Segment at closing, and issue shares of its common stock equal to ten percent (10%) of the fully-diluted common shares of Viking stock (3,054,000 shares). Additionally, at closing, Vista entered into a License Agreement with Viking pursuant to which Vista will exclusively license to Viking all intellectual property and product rights used in the operation of the Segment. In exchange for this license grant, Viking will pay Vista royalties over the next five (5) years based on sales of the products of the Segment by Viking. The License Agreement will contain minimum royalties of $150,000 in year one, $300,000 in each of years two, three and four, and $375,000 in year five. The royalties payable by Viking under the License Agreement are capped at
$4,500,000, in the aggregate, over the five year period. Vista will retain ownership of all intellectual property and product rights under the License Agreement until these royalty obligations have been satisfied, at which time Vista will transfer ownership of such intellectual property and product rights to Viking. Lastly, Vista will consign to Viking at closing its current inventory of products and parts. Viking will reimburse Vista the value of that inventory, if and when sold, over the course of the next year.

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

Pro  forma  adjustments  on  the  attached  financial   statements  include  the
following:

(1) Assumed cash paid in acquisition; equals $132,000 plus the difference between accounts receivable acquired and accounts payable assumed.

(2) $612,235 of inventory was not acquired but assumed on a consignment basis; any inventory sold will be paid to the seller at its book value.

(3) Adjustments to show Viking's issuance of 3,054,000 shares, valued at $.02 per share, to Vista.

(4) To allocate the excess of the purchase over the net book value of assets acquired to property and equipment based on fair values at the date of acquisition

(5) To eliminate the equity of the business acquired.

(6) To record the actual royalty expense, that would have been in accordance with the License Agreement described above for 2003 and to record the minimum for Q1 2004.

(7) The pro-forma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though such shares had been outstanding from the beginning of the periods presented. Dilutive earnings per share were not presented, as the effect was anti-dilutive for the periods presented.

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